UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017 (March 7, 2017)

EL POLLO LOCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2017, Stephen J. Sather, the President and Chief Executive Officer (“CEO”) of the registrant (“we” or “us” or “the Company”) informed our board of directors that as part of succession planning he intends to retire from the Company on or before December 31, 2017, subject to the Company hiring his replacement.

Mr. Sather’s retirement is solely due to personal reasons, and not because of any disagreement with the Company.

Mr. Sather is additionally a member of our board of directors, with a term expiring at our 2018 annual meeting. Mr. Sather intends to retire from the board contemporaneously with his retirement as President and CEO and, accordingly, does not intend to stand for re-election in 2018.

The Company has hired Korn Ferry to lead the search for the Company’s next CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: March 9, 2017

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer